Exhibit 99.1

Avid Names Louis Hernandez Chief Executive Officer

Proven growth-oriented technology executive to lead company through next wave of innovation and growth

BURLINGTON, MA- February 11, 2013- Avid® (NASDAQ: AVID) today announced that its Board of Directors appointed Louis Hernandez as president and chief executive officer, effective today. Mr. Hernandez succeeds former president and chief executive officer Gary Greenfield, who will remain on Avid’s Board of Directors. Mr. Hernandez has been a member of the Avid Board since 2008. Most recently, he was also Chairman of the Board and Chief Executive Officer of Open Solutions, Inc., a technology provider to financial institutions worldwide, which was acquired in January 2013 by Fiserv, Inc.

“Louis is a visionary, inspirational leader with a stellar track record of driving the operations and growth of technology companies in a variety of industries,” said George Billings, speaking on behalf of Avid’s Board. “As lead director, he spent years developing a deep familiarity with Avid’s customers, markets, and products that will allow him to quickly make a positive impact as chief executive.”

“It is an exciting opportunity to lead Avid at this very important juncture in the company’s history,” said Mr. Hernandez. “As the industry leader for more than 25 years, Avid continues to set the standard for non-linear-editing, media management, and collaboration in the audio, video, and broadcast markets. The company is well positioned for growth and global expansion in this fast-moving marketplace. It is exciting to be working with the Avid team, as we drive results and value for our customers, employees, and shareholders.”

Mr. Hernandez added, “On behalf of the Avid community, I want to thank Gary Greenfield for his outstanding leadership and lasting contributions to Avid and our industry.”

Forward Looking Statements

Statements in this press release that relate to future results or events are forward-looking statements and are based on Avid's current estimates and assumptions. Forward-looking statements may be identified by the use of forward-looking words, such as “anticipate,” “believe,” “should,” “estimate,” “expect,” “intend,” “confidence,” “may,” “plan,” “feel,” “could,” “will,” and “would,” or similar expressions. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including:  Avid's ability to execute its strategic plan and meet customer needs; Avid's ability to realize operational and financial benefits from the sale of its consumer audio and video product lines and the reduction in workforce announced last quarter; Avid's ability to sell its professional products through retail sales channels following the divestiture of consumer products sold through those sales channels; its ability to produce innovative products in response to changing market demand, particularly in the media industry; competitive factors; fluctuations in its revenue, based on, among other things, Avid's performance in particular geographies or markets, fluctuations in foreign currency exchange rates, and seasonal factors; adverse changes in economic conditions; Avid's liquidity; and other risk factors and uncertainties disclosed previously and from time to time in Avid's filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid's estimates only as of today and should not be relied upon as representing the company's estimates as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

About Avid

Avid creates the digital audio and video technology used to make the most listened to, most watched and most loved media in the world – from the most prestigious and award-winning feature films, music recordings, television shows, to live concert tours and news broadcasts. Some of Avid’s most influential and pioneering solutions include Media Composer®, Pro Tools®, Interplay®, ISIS®, VENUE, Sibelius®, and System 5. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Twitter, YouTube, LinkedIn, Google+; or subscribe to Avid Buzz.

© 2013 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Media Composer, Pro Tools, Interplay, ISIS, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products.  All other trademarks are the property of their respective owners.

Media Contact

Lisa Kilborn

Avid

978.640.3230

lisa.kilborn@avid.com

Investor Contact

Tom Fitzimmons

Avid

978.640.3346

tom.fitzimmons@avid.com

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